Exhibit 32.1

Certification of Principal Executive Officer

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

I, Amer Samad, Chairman, President and Chief Executive Officer of Glolex Inc., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge, the quarterly report on Form 10-Q for the period ending September 30, 2019 of Glolex Inc. (the “Form 10-Q”) fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Glolex Inc.

Dated: November 19, 2019	/s/ Amer Samad
Amer Samad
Chairman, President and Chief Executive Officer
(Principal Executive Officer)